Exhibit 32
                   CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Lone Moose Adventures, Inc.
(the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Christopher B. Glover, President and Director and Michael Brown, Secretary/Treasurer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 7/16/2004                       /s/Christopher B. Glover
                                      Christopher B. Glover
                                      President and director


Date: 7/16/2004                       /s/Michael C. Brown
                                      Michael Brown
                                      Secretary/Treasurer and director